Exhibit 99.2

US AIRWAYS COMPLETES RESTRUCTURING; SECURES $1.24 BILLION IN NEW FINANCING AND INVESTMENT AS IT EMERGES FROM CHAPTER 11

Lower Costs, Strengthened Balance Sheet and New Capital Position US Airways
to Compete Effectively as Industry Continues to Face Uncertainty

       ARLINGTON, Va., March 31, 2003 -- US Airways Group, Inc. and seven subsidiaries today completed all required transactions and satisfied all remaining conditions to its reorganization plan, allowing the company to meet its March 31 target for fast-track emergence from Chapter 11 bankruptcy protection.

       US Airways also closed on exit facilities that provide the company with $1.24 billion in liquidity, including a $240 million equity investment from the Retirement Systems of Alabama Holdings LLC (RSA), and a $1 billion loan - $900 million of which is guaranteed by the Air Transportation Stabilization Board (ATSB). The remaining $100 million of at risk funds are provided by RSA ($75 million) and Bank of America N.A. ($25 million). All funds were received today. The company repaid RSA $372 million owed on the debtor-in-possession facility, and also paid RSA $9.4 million of administrative rent, and paid structuring, loan syndication, collateral agent, loan administration and professional fees and expenses totaling approximately $48 million.

       "We were able to complete this process due to the cooperation and participation of our employees and other stakeholders, all of whom have made enormous sacrifices, but have supported our efforts to reposition the company for success," said David N. Siegel, US Airways president and chief executive officer. "Securing the $1.24 billion of added capital funds was critical to boosting our liquidity, executing our business plan, and weathering the very difficult operating environment that airlines face due to the Iraqi war and general economic weakness." Siegel said that in total, the completion of the process involved more than 700 transactions related to contracts and financing arrangements governing all aspects of operations for US Airways Group, Inc.

       In addition, US Airways announced that it has entered into a five and one-half year agreement with Bank of America to process the company's credit card transactions, effective May 15, 2003, upon the termination of its current agreement with National Processing Corp.

       On another matter, Siegel said that US Airways continues to negotiate with both Embraer and Bombardier for regional jets and anticipates placing a significant order in the near future. US Airways' new regional airline division, MidAtlantic Airways, should start taking delivery of regional jets in the fall of 2003 and begin operations in the fourth quarter of 2003.

       Continuing to feel the impact of the Iraqi war, the company has informed Allegheny County authorities that it has set an effective rejection date of Jan. 5, 2004, to complete the renegotiation of leases at Pittsburgh International Airport and related facilities. Consequently, the existing leases were not assumed. "As the industry continues to restructure and the focus of our operations at Pittsburgh shifts to accommodate more regional jets, we need the flexibility of renegotiating our leases at that airport and the broader campus of buildings," said Siegel. "We have had a strong relationship with the Pittsburgh community and, as I expressed to political leaders, we will be working closely with them to find ways to reduce our operating costs and utilize our facilities to best suit our business plan and operational needs. Allegheny County Chief Executive Jim Roddey has long been a US Airways supporter and we look forward to working with him to find a mutually beneficial solution."

       Consistent with the plan of reorganization confirmed by the U.S. Bankruptcy Court on March 18, 2003, the company's prior common stock has been cancelled. New restricted stock is being distributed in accordance with post-petition agreements. In exchange for its $240 million investment, RSA holds the lead investor position in the company with a 36.6 percent stake (on a fully diluted basis). The remaining stock will be divided as follows: Air Line Pilots Association (19.3 percent); other employees (10.8 percent); Unsecured Creditors (10.5 percent); ATSB (10.0 percent); management (7.8 percent); and General Electric (5.0 percent). US Airways will be listed on a public stock exchange, but those details were not disclosed, pending the completion of listing requirements and the distribution of unrestricted stock.

       Also in conjunction with emergence, the company's previous Board of Directors was succeeded by a new Board of Directors selected under the reorganization plan. The new board members are: Dr. David G. Bronner, David N. Siegel, Morton Bahr, Rono J. Dutta, Cheryl Gruetzmacher Gordon, Perry Hayes, Robert L. Johnson, Bruce R. Lakefield, Joseph J. Mantineo, John McKenna, Hans Mirka, William D. Pollock, James M. Simon Jr., Raymond W. Smith and William T. Stephens.

       Siegel expressed his appreciation to US Airways employees for their sacrifices, as well as the consistently outstanding customer service they delivered during the restructuring process. "The effort of our employees has been nothing short of phenomenal. I truly believe that our customers and the general public have been rooting for us to succeed, and that groundswell of public support was generated in large part by the professionalism and dedication of our employees," said Siegel. "Now that we have concluded this very difficult process, I look forward to working together with our employees to rebuild our airline."

       Siegel added that while US Airways is emerging as a much more competitive and financially stronger company, he remains concerned about the economy and the impact of the Iraqi war on the airline industry. "We have taken very difficult - some would even say impossible steps - to restructure our company and lower our costs. But government imposed costs continue to strangle this industry, and the war's direct impact has been substantial. I am very hopeful that Congress will respond with appropriate relief for the losses airlines are suffering because of the war and more stringent security requirements," he said.

       The term of the ATSB guaranteed loan facility is six and one-half years, with repayment over the final three years of the loan. In total, US Airways has achieved cash savings projected to average $1.9 billion per year. All labor agreements extend through Dec. 31, 2008, and will result in annual cost reductions of $1.0 billion. Savings from renegotiated aircraft debt and leases will save an additional $500 million per year through 2009, and the company expects to realize savings of $400 million per year from vendor renegotiations, management concessions, and process re-engineering efforts. Its cost per available seat mile (CASM) target (domestic stage length adjusted) is forecast to be approximately 10.5 cents for 2003 and an estimated 9.9 cents on a "steady-state basis," down from the 12.2 cents for the first half of 2002 (prior to the company's restructuring). Through its restructuring, the company has eliminated more than $2.8 billion of its $8.4 billion of pre-petition aircraft debt and lease obligations.

       US Airways is the nation's seventh-largest airline and the largest air carrier in the eastern U.S. It flies to nearly 200 cities in the U.S., Canada, Mexico, Europe and the Caribbean, with hubs in Charlotte, Philadelphia and Pittsburgh, and significant operations at Boston Logan, New York LaGuardia and Washington Reagan National Airport.

Certain of the information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of its financing facilities; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; consumer perceptions of the Company's products; impact of the Iraqi war; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

NUMBER: 4511